AMENDED PLAN AND AGREEMENT OF DISTRIBUTION PURSUANT TO RULE 12b-1


      PLAN AND AGREEMENT made as of 1st day of January, 1997, by and between INVESCO Industrial Income Fund, Inc., a Maryland corporation (hereinafter called the "Company"), and INVESCO FUNDS GROUP, Inc., a Delaware corporation ("INVESCO").

      WHEREAS, the Company engages in business as an open-end management investment company, and is registered as such under the Investment Company Act of 1940, as amended (the "Act"); and

      WHEREAS, the Company desires to finance the distribution of its shares in accordance with this Plan and Agreement of Distribution pursuant to Rule 12b-1 under the Act (the "Plan and Agreement"); and

      WHEREAS, INVESCO desires to be retained to perform services in accordance with such Plan and Agreement and on said terms and conditions; and

      WHEREAS, this Plan and Agreement has been approved by a vote of the board of directors of the Company, including a majority of the directors who are not interested persons of the Company, as defined in the Act, and who have no direct or indirect financial interest in the operation of this Plan and Agreement (the "Disinterested Directors") cast in person at a meeting called for the purpose of voting on this Plan and Agreement;

      NOW, THEREFORE, the Company hereby adopts the Plan set forth herein and the Company and INVESCO hereby enter into this Agreement pursuant to the Plan in accordance with the requirements of Rule 12b-1 under the Act, and provide and agree as follows:

      1.    The  Plan  is  defined  as  those   provisions  of  this  document
            by  which  the  Company  adopts  a  Plan  pursuant  to  Rule  12b-
            1 under the Act and authorizes payments as described herein. The Agreement is defined as those provisions of this document by which the Company retains INVESCO to provide distribution services beyond those required by the General Distribution Agreement between the parties, as are described herein. The Company may retain the Plan
            notwithstanding       termination      of      the      Agreement.
            Termination of the Plan will automatically terminate the Agreement. The Company is hereby authorized to utilize the assets of the Company to finance certain activities in connection with distribution of the Company's shares.

      2.    Subject  to  the  supervision  of  the  board  of  directors,  the
            Company     hereby     retains     INVESCO    to    promote    the
            distribution    of   shares   of   the   Company   by    providing
            services    and    engaging    in    activities    beyond    those
            specifically required by the Distribution Agreement between the Company and INVESCO and to provide related services. The activities and services to be provided by INVESCO hereunder shall include one or more of the following: (a) the payment of compensation (including


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            trail commissions and incentive compensation) to securities dealers, financial  institutions and other  organizations,  which may include
            INVESCO-affiliated   companies,   that   render   distribution   and
            administrative services in connection with the distribution of the Company's shares; (b) the printing and distribution of reports and prospectuses for the use of potential investors in the Company; (c)
            the  preparing  and  distributing  of  sales  literature;   (d)  the
            providing  of   advertising   and  engaging  in  other   promotional
            activities, including direct mail solicitation, and television, radio, newspaper and other media advertisements; and (e) the providing of such other services and activities as may from time to time be agreed upon by the Company. Such reports and prospectuses, sales literature, advertising and promotional activities and other services and activities may be prepared and/or conducted either by INVESCO's own staff, the staff of INVESCO-affiliated companies, or third parties.

      3. INVESCO hereby undertakes to use its best efforts to promote sales of shares of the Company to investors by engaging in those activities specified in paragraph (2) above as may be necessary and as it from time to time believes will best further sales of such shares.

      4.    The  Company  is  hereby   authorized   to  expend,   out  of  its
            assets,  on a  monthly  basis,  and  shall  pay  INVESCO  to  such
            extent,   to  enable   INVESCO   at  its   discretion   to  engage
            over   a   rolling    twelve-month    period   (or   the   rolling
            twenty-four    month    period    specified    below)    in    the
            activities    and    provide    the    services    specified    in
            paragraph  (2)  above,  an  amount  computed  at  an  annual  rate
            of  .25  of  1%  of  the   average   daily   net   assets  of  the
            Company   during  the  month.   INVESCO   shall  not  be  entitled
            hereunder   to   payment   for   overhead    expenses    (overhead
            expenses   defined  as  customary   overhead  not   including  the
            costs     of      INVESCO's      personnel      whose      primary
            responsibilities     involve     marketing    of    the    INVESCO
            Funds).    Payments   by   the   Company   hereunder,    for   any
            month,   may   be   used   to   compensate    INVESCO   for:   (a)
            activities   engaged   in  and   services   provided   by  INVESCO
            during   the   rolling   twelve-month   period   in   which   that
            month  falls,  or  (b)  to  the  extent  permitted  by  applicable
            law,   for  any  month   during  the  first   twenty-four   months
            following    the    Company's    commencement    of    operations,
            activities   engaged   in  and   services   provided   by  INVESCO
            during the rolling twenty-four month period in which that month falls, and any obligations incurred by INVESCO in excess of the limitation described above shall not be paid for out of Fund assets. The Company shall not be authorized to expend, for any month, a greater percentage of its assets to pay INVESCO for activities engaged in and services provided by INVESCO during the rolling twenty-four month period referred to above than it would otherwise be authorized to expend out of its assets to pay INVESCO for activities engaged in and services provided by INVESCO during the rolling twelve-month period referred to above, and the Company shall not be authorized to expend, for any month, a greater percentage of its assets to pay INVESCO for activities engaged in and services provided by INVESCO pursuant to the Plan and Agreement than it would otherwise have been authorized to expend out of its assets to reimburse INVESCO for expenditures incurred by INVESCO pursuant to the Plan and Agreement as it existed prior to February 5, 1997. No payments will be made by the Company hereunder after the date of termination of the Plan and Agreement.

      5. To the extent that obligations incurred by INVESCO out of its own resources to finance any activity primarily intended to result in the sale of shares of the Company, pursuant to this Plan and Agreement or otherwise, may be deemed to constitute the indirect use of Company assets, such indirect use of Company assets is hereby authorized in addition to, and not in lieu of, any other payments authorized under this Plan and Agreement.

      6. The Treasurer of INVESCO shall provide to the board of directors of the Company, at least quarterly, a written report of all moneys spent by INVESCO on the activities and services specified in paragraph (2) above pursuant to the Plan and Agreement. Each such report shall itemize the activities engaged in and services provided by INVESCO to a Fund as authorized by the penultimate
            sentence  of   paragraph   (4)  above.   Upon   request,   but  no
            less   frequently   than   annually,   INVESCO  shall  provide  to
            the board of directors of the Company such information as may reasonably be required for it to review the continuing appropriateness of the Plan and Agreement.

      7.    This   Plan   and   Agreement   shall   each   become    effective
            immediately  upon  approval  by  a  vote  of  a  majority  of  the
            outstanding   voting   securities   of  the   Company  as  defined
            in  the  Act,  and  shall   continue  in  effect  until   February
            5,  1998  unless   terminated  as  provided   below.   Thereafter,
            the  Plan  and  Agreement  shall  continue  in  effect  from  year
            to   year,    provided   that   the   continuance   of   each   is
            approved   at  least   annually   by  a  vote  of  the   board  of
            directors of the Company, including a majority of the Disinterested Directors, cast in person at a meeting called for the purpose of voting on such continuance. The Plan may be terminated at any time, without penalty, by the vote of a majority of the Disinterested Directors or by the vote of a majority of the outstanding voting securities of the Company. INVESCO, or the Company, by vote of a



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            majority  of the  Disinterested  Directors  or of the  holders  of a majority of the outstanding voting securities of the Company, may terminate the Agreement under this Plan, without penalty, upon 30 days' written notice to the other party. In the event that neither
            INVESCO  nor  any  affiliate  of  INVESCO   serves  the  Company  as
            investment adviser, the agreement with INVESCO pursuant to this Plan shall terminate at such time. The board of directors may determine to approve a continuance of the Plan, but not a continuance of the Agreement, hereunder.

      8. So long as the Plan remains in effect, the selection and nomination of persons to serve as directors of the Company who are not "interested persons" of the Company shall be committed to the discretion of the directors then in office who are not "interested persons" of the Company. However, nothing contained herein shall prevent the participation of other persons in the selection and nomination process, provided that a final decision on any such selection or nomination is within the discretion of, and approved by, a majority of the directors of the Company then in office who are not "interested persons" of the Company.

      9.    This  Plan  may  not be  amended  to  increase  the  amount  to be spent by the Company hereunder without approval of a majority of the outstanding voting securities of the
            Company. All material amendments to the Plan and to the Agreement must be approved by the vote of the board of
            directors   of  the   Company,   including   a  majority   of  the
            Disinterested Directors, cast in person at a meeting called for the purpose of voting on such amendment.

      10.   To  the  extent  that  this  Plan  and  Agreement   constitutes  a
            Plan  of  Distribution   adopted  pursuant  to  Rule  12b-1  under
            the  Act  it  shall   remain  in   effect   as  such,   so  as  to
            authorize   the  use  by  the   Company   of  its  assets  in  the
            amounts    and    for   the    purposes    set    forth    herein,
            notwithstanding    the   occurrence   of   an   "assignment,"   as
            defined   by  the   Act   and  the   rules   thereunder.   To  the
            extent  it  constitutes   an  agreement   with  INVESCO   pursuant
            to  a  plan,  it  shall  terminate   automatically  in  the  event
            of    such    "assignment."    Upon   a    termination    of   the
            agreement   with  INVESCO,   the  Company  may  continue  to  make
            payments pursuant to the Plan only upon the approval of a new agreement under this Plan and Agreement, which may or may not be with INVESCO, or the adoption of other arrangements regarding the use of the amounts authorized to be paid by the Funds hereunder, by the Company's board of directors in accordance with the procedures set forth in paragraph 7 above.

      11. The Company shall preserve copies of this Plan and Agreement and all reports made pursuant to paragraph 6 hereof, together with minutes of all board of directors
            meetings  at  which  the   adoption,   amendment  or   continuance


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            of   the   Plan   were   considered    (describing   the   factors
            considered  and  the  basis  for   decision),   for  a  period  of
            not  less  than  six  years   from  the  date  of  this  Plan  and
            Agreement,   or  any  such   reports  or  minutes,   as  the  case
            may  be,   the   first   two   years  in  an   easily   accessible
            place.

      12. This Plan and Agreement shall be construed in accordance with the laws of the State of Colorado and applicable provisions of the Act. To the extent the applicable laws of the State of Colorado, or any provisions herein, conflict with the applicable provisions of the Act, the latter shall control.


      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Plan and Agreement on the 5th day of February, 1997.


                                          INVESCO INDUSTRIAL INCOME
                                          FUND, INC.


                                          By:  /s/ Dan H. Hesser
                                               ------------------------
                                               Dan J. Hesser, President
ATTEST:   /s/ Glen A. Payne
          ------------------------
          Glen A. Payne, Secretary
                                          INVESCO FUNDS GROUP, INC.


                                          By:  /s/ Ronald l. Grooms
                                               ------------------------
                                               Ronald L. Grooms,
                                               Senior Vice President
ATTEST:   /s/ Glen A. Payne
          ------------------------
          Glen A. Payne, Secretary